Exhibit 99.1


                  GENELABS REPORTS FINANCIAL RESULTS FOR THE
                     SECOND QUARTER AND FIRST HALF OF 2005

REDWOOD CITY, Calif. - August 10, 2005 - Genelabs Technologies, Inc. (Nasdaq:GNLB) today reported revenues of $1.7 million and a net loss of $2.9 million, or $0.03 per share, for the second quarter of 2005. This compares to revenues of $0.7 million and a net loss of $2.9 million, or $0.03 per share, for the second quarter of 2004, which included a $2.0 million gain on the sale of a discontinued operation. Revenues for the first half of 2005 were $3.4 million, and the net loss was $5.7 million, or $0.06 per share, compared to revenues of $1.4 million and a net loss of $7.6 million, or $0.09 per share, for the same period in 2004.

At June 30, 2005, Genelabs had $18.2 million in cash, cash equivalents and restricted cash.

"The lower net loss through the second quarter of 2005 reflects lower research and development costs following the completion of our Prestara Phase III clinical trial in late 2004 and the higher contract revenue resulting from our HCV drug discovery collaboration with Gilead Sciences, Inc." stated James A. D. Smith, President and Chief Executive Officer. "In drug discovery, we recently advanced a second non-nucleoside compound into preclinical development after it satisfied all of our qualification criteria. This compound is a member of a new chemical class our scientists discovered earlier this year, and we have begun synthesizing and testing various compounds in this class. Results to date from these tests show a number of these compounds to be very potent inhibitors of the HCV repilcon with favorable metabolic and pharmacokinetic profiles. We are quite excited about the prospects for our HCV programs and believe we have developed world-class capabilities in this field."

"Turning to Prestara(TM), our investigational drug for lupus, all patient visits are now complete in study GL03-01, which is a 12-month open-label study following the 6-month double-blind trial for which top-line results were announced in October 2004," continued Mr. Smith. "Data from the bone scans of patients who participated in study GL03-01 were collected at an independent central reading site, and we plan to commence our analysis of the results later this month. We are also preparing for a meeting with the FDA to determine our future development options for Prestara."

About Genelabs
--------------
Genelabs Technologies, Inc. is a biopharmaceutical company focused on the discovery and development of pharmaceutical products to improve human health. We have built drug discovery and clinical development capabilities that can support various research and development projects. Genelabs is currently concentrating its capabilities on developing a late-stage product for lupus, discovering novel compounds that selectively inhibit replication of the hepatitis C virus and advancing preclinical development of compounds from this hepatitis C virus drug discovery program. We believe that these high-risk, potentially high reward programs focus our research and development expertise in areas where we have the opportunity to generate either first-in-class or best-in-class products that will address diseases for which current therapies are inadequate. For more information, please visit www.genelabs.com.

Note: Genelabs(R) and the Genelabs logo are registered trademarks and Prestara(TM) is a trademark of Genelabs Technologies, Inc.

NOTE ON FORWARD LOOKING STATEMENTS AND RISKS: This press release contains forward-looking statements including statements regarding the progress of Genelabs' hepatitis C virus research programs, future actions regarding Prestara, and how long our cash will fund operations. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, failures or setbacks in our collaboration with Gilead or in our HCV research programs; progress and announcements by competitors regarding their HCV programs; de-listing from the Nasdaq national market; events which reduce Genelabs' future prospects, thus negating any advantage that may be anticipated from a reverse stock split; fluctuations in Genelabs' stock price; regulatory problems or delays regarding Prestara; increases in expenses and Genelabs' capital requirements and history of operating losses. Please see the information appearing in the Genelabs' filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, under the captions "Risk Factors" and "Forward-Looking Statements" for more discussion regarding these uncertainties and risks and others associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.

                                         GENELABS TECHNOLOGIES, INC.
                                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                               (In thousands)

                                                                    June 30,                December 31,
                                                                      2005                      2004
                                                              ------------------        -------------------
                                                                  (Unaudited)                   Note 1
                                                   ASSETS

Cash, cash equivalents and restricted cash                         $ 18,222                   $ 26,508
Other current assets                                                    361                        824
Property and equipment, net                                           1,068                      1,091
Long-term investment                                                    960                        960
                                                              ------------------        -------------------

                                                                   $ 20,611                   $ 29,383
                                                              ==================        ===================

                                    LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable, accrued compensation and other
 accrued liabilities                                                $ 3,042                    $ 4,958
Unearned contract revenue                                            10,168                     11,478
                                                              ------------------        -------------------
Total liabilities                                                    13,210                     16,436
Shareholders' equity                                                  7,401                     12,947
                                                              ------------------        -------------------

                                                                   $ 20,611                   $ 29,383
                                                              ==================        ===================

Note 1: Derived from audited financial statements

                                         GENELABS TECHNOLOGIES, INC.
                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (in thousands, except per share amounts)
                                                 (Unaudited)

                                                     For the three months ended           For the six months ended
                                                              June 30,                             June 30,
                                                   -------------------------------    --------------------------------
                                                       2005             2004               2005            2004
                                                   --------------   --------------    --------------- ----------------

Revenue:
      Contract                                         $  1,553          $   555           $  3,108         $  1,059
      Royalty                                               157              112                324              297
                                                   --------------   --------------    --------------- ----------------

         Total revenue                                    1,710              667              3,432            1,356
                                                   --------------   --------------    --------------- ----------------

Operating expenses:
      Research and development                            3,219            3,923              6,481            8,127
      General and administrative                          1,499            1,669              2,920            3,252
                                                   --------------   --------------    --------------- ----------------

         Total operating expenses                         4,718            5,592              9,401           11,379
                                                   --------------   --------------    --------------- ----------------

Operating loss                                           (3,008)          (4,925)            (5,969)         (10,023)
Interest income, net                                        123               51                243              104
                                                   --------------   --------------    --------------- ----------------

Loss from continuing operations                          (2,885)          (4,874)            (5,726)          (9,919)

Discontinued operations:
       Income from diagnostics business                       -                -                  -              262
      Gain on sale of diagnostics business                    -            2,020                  -            2,020
                                                   --------------   --------------    --------------- ----------------

Net loss                                               $ (2,885)        $ (2,854)          $ (5,726)        $ (7,637)
                                                   ==============   ==============    =============== ================

Loss per common share from continuing operations
      - basic and diluted                              $  (0.03)        $  (0.06)          $  (0.06)        $  (0.11)
                                                   ==============   ==============    =============== ================

Net loss per common share -
        basic and diluted                              $  (0.03)        $  (0.03)          $  (0.06)        $  (0.09)
                                                   ==============   ==============    =============== ================

Weighted average shares outstanding to calculate
      basic and diluted net loss per common share
                                                         88,508           88,018             88,505           87,854
                                                   ==============   ==============    =============== ================
